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                                                                   EXHIBIT 10.67





                      MARKETING AND DEVELOPMENT AGREEMENT

                                    between

                     INTEGRATED SECURITY SYSTEMS, INC. and
                     INNOVATIVE SECURITY TECHNOLOGIES, INC.

                                      and

                             I.S.T. PARTNERS, LTD.





                               September 1, 1996
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                               TABLE OF CONTENTS

SECTION 1                                                              1
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         DEFINITIONS                                                   1

SECTION 2                                                              3
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   OWNER'S OBLIGATIONS                                                 3
         2.1     Initial Deliveries.                                   3
         2.2     Enhancements.                                         3
         2.3     Provide Basic Infrastructure.                         3
         2.4     Royalties.                                            3

SECTION 3                                                              3
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   SALES REPRESENTATIVE'S OBLIGATIONS                                  3
         3.1     Evaluation and Testing.                               3
         3.2     Development of Code.                                  3
         3.3     Marketing and Sales.                                  3
         3.4     Royalties.                                            4

SECTION 4                                                              4
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   GRANT OF EXCLUSIVE WORLDWIDE SALES AND MARKETING RIGHTS             4

SECTION 5                                                              4
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   ROYALTIES AND PAYMENT                                               4
         5.1     Advance Royalties.                                    4
         5.2     Ongoing Royalties.                                    4
         5.3     Audit of Owner.                                       5
         5.4     Audit of Sales Representative.                        5

SECTION 6                                                              5
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   AVAILABILITY OF ENHANCEMENTS                                        5

SECTION 7                                                              5
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   LIMITED WARRANTY AND LIMITATIONS OF LIABILITY                       5
         7.1     Ownership and Authority.                              5
         7.2     Conformity to Specifications.                         5

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
SECTION 8                                                            6
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   OWNERSHIP AND RIGHTS                                              6
         8.1     Ownership of Code by Owner.                         6
         8.2     Vesting of Rights.                                  6
         8.3     Patent License.                                     6

SECTION 9                                                            6
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   INVENTIONS                                                        6
         9.1     Inventions Defined.                                 6
         9.2     Assignment of Inventions.                           6

SECTION 10                                                           7
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   MARKING OF PRODUCTS                                               7

SECTION 11                                                           7
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   TERM OF AGREEMENT                                                 7

SECTION 12                                                           7
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   INDEMNIFICATION                                                   7
         12.1    Owner Indemnification.                              7
         12.2    Project Indemnification.                            7
         12.3    General Partner Indemnification.                    8
         12.4    Conditions.                                         8

SECTION 13                                                           8
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   MISCELLANEOUS                                                     8
         13.1    No Assertion of Rights.                             8
         13.2    Independent Contractor Status.                      8
         13.3    No Conflict of Interest.                            8
         13.4    Compliance with Law.                                8
         13.5    No Assignment.                                      9
         13.6    Notices.                                            9
         13.7    Governing Laws.                                     9
         13.8    No Waiver.                                          9
         13.9    Force Majeure.                                      9
         13.10   Scope of Agreement; Amendment.                      9

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         THIS MARKETING AND DEVELOPMENT AGREEMENT (this "Agreement") is effective as of the 1st day of September 1996, by and between Integrated Security Systems, Inc. and its wholly-owned subsidiary, Innovative Security Technologies, Inc. (hereinafter collectively referred to as "Owner"), having an address for purposes of this Agreement at 8200 Springwood Drive, Suite 230, Irving, Texas, and I.S.T. Partners, Ltd. (hereinafter referred to as "Sales Representative") having an address for purposes of this Agreement at 2525 McKinney Avenue, Suite B, Dallas, Texas.

                                  WITNESSETH:

         WHEREAS, Owner is the owner of all U.S. copyrights and other proprietary rights in certain computer programs and related documentation that are the subject of this Agreement (hereinafter defined as the "Code");

         WHEREAS, Owner desires to grant Sales Representative the exclusive worldwide right to market and license the Code, and Sales Representative desires to enhance and supplement the Code in order to more effectively market the Code; and

         WHEREAS, each party hereto represents that it is ready, willing and able to undertake the responsibilities and obligations set forth in this Agreement and that it possesses the rights, resources and capabilities to perform its responsibilities under this Agreement;

         NOW, THEREFORE, in consideration of the premises, and of the obligations herein made and undertaken, the parties hereto do hereby covenant and agree as follows:


                                   Section 1

                                  DEFINITIONS

         For the purposes of this Agreement, the definitions set forth in this Section shall apply to the respective capitalized terms:

1.1      "AUTHORIZED END-USER COPY."

         A copy of a Product that may be used by customers of Sales Representative under the Owner License. Backup copies for use only in the event of loss or destruction of an Authorized End-User Copy are not counted as Authorized End-User Copies.

1.2      "CODE."

         Computer programming code, including source code (i.e., human-readable) and object code (i.e., machine- readable) and associated procedural code, commonly referred to as the Intelli-Site(R) system.





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1.3      "DERIVATIVE WORK."

         A work that is based upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which a pre-existing work may be recast, transformed or adapted, and that, if prepared without the authorization of the Owner of the pre-existing work, would constitute a copyright infringement.

1.4      "DOCUMENTATION."

         The printed material relating to the Code, including the description of the principles of operation of the Code.

1.5      "ENHANCEMENT."

         A change or addition to the Code or Documentation, other than an Error Correction, that improves its function, adds new function, or substantially enhances its performance. Enhancements shall not include programs that have a value and utility separate from the use of the Code and that, as a practical matter, may be priced and offered separately from the Code.

1.6      "ERROR."

         A defect in the Code or a mistake in the Documentation that prevents the Code from functioning in material conformity with the specifications.

1.7      "ERROR CORRECTION."

         A change to the Code or the Documentation that is in a form that allows its application to the Code or inclusion in the Documentation to re-establish material conformity with the specifications. All Error Correction shall be considered part of the Code and Documentation for all purposes under this Agreement.

1.8      "OWNER LICENSE."

         A license agreement between Owner and Sales Representative's customers under which copies of the Product will be provided to such customers. The Owner License shall contain terms limiting the use of Products to designated Central Processing Units (CPU's), allowing only one backup copy for each CPU, prohibiting further copying and/or transfer of the Products by such customers, and prohibiting reverse assembly, reverse compiling, or reverse engineering of the Products.

1.9      "PRODUCT."

         Computer programs that contain, or are Derivative Works of, the Code or any subset thereof, and that are completed in marketable form (with appropriate end-user Documentation) by Sales Representative and are offered by Sales Representative to its customers or potential customers, in object code form, under the terms of the Owner License.





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                                   SECTION 2

                              OWNER'S OBLIGATIONS
2.1      INITIAL DELIVERIES.

         Owner shall deliver to Sales Representative two (2) copies of the Code (in object code and source code forms), and two (2) copies of the Documentation within three (3) days following the date of this Agreement.

2.2      ENHANCEMENTS.

         Owner shall offer Enhancements, proposed additions to the Code, and Documentation in accordance with Section 6 hereof.

2.3      PROVIDE BASIC INFRASTRUCTURE.

         Owner shall provide basic support services to the Sales Representative that shall include, but not be limited to, office space, office equipment and communications.

2.4      ROYALTIES.

         Owner shall pay royalties to Sales Representative in accordance with
Section 5.


                                   SECTION 3

                       SALES REPRESENTATIVE'S OBLIGATIONS

3.1      EVALUATION AND TESTING.

         Sales Representative shall evaluate and test the Code and Documentation to determine its suitability for use.

3.2      DEVELOPMENT OF CODE.

         Sales Representative shall use all reasonable efforts to develop the Code to meet customer requirements and to more effectively market the Code (these additions shall be considered Enhancements). It is anticipated that to effectively market the Code, engineering services will be needed that will include engineering support of clients, additional device driver development, additional application development, and functional enhancement.

3.3      MARKETING AND SALES.

         Sales Representative shall use all reasonable efforts to market and sublicense the Code in accordance with this Agreement. Sales Representative shall use all reasonable efforts to package the Code that the Sales Representative determines to be a commercially reasonable offering and to market such Products to potential customers worldwide.





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3.4      ROYALTIES.

         Sales Representative shall pay royalties to Owner in accordance with
Section 5.


                                   SECTION 4
            GRANT OF EXCLUSIVE WORLDWIDE SALES AND MARKETING RIGHTS

         Owner hereby grants to Sales Representative, the worldwide exclusive right to solicit, promote, sell and fulfill the Code and to take the following actions:

         1. Use and reproduce the Code and Documentation and prepare Derivative Works thereof, in object code or source code form, for the purposes of development, technical support, maintenance and warranty service of Code.

         2. Use, reproduce and distribute copies of the Code and Documentation or Derivative Works thereof, in object code form only, in furtherance of the marketing of Code to customers of Sales Representative.

         3. Use and copy the Code and Documentation or Derivative Works thereof, for marketing, training and demonstration purposes with respect to the Code.

         The above grant of the exclusive sales and marketing rights prohibits the Owner from in any way marketing or selling the Code through any distribution channel other than the Sales Representative.


                                   SECTION 5

                             ROYALTIES AND PAYMENT

5.1      ADVANCE ROYALTIES.

         Sales Representative shall pay to Owner a non-refundable amount of $250,000 for existing contracts, proposals and market prospects as detailed in Exhibits F and G.

5.2      ONGOING ROYALTIES.

         Owner desires to have all contracts placed in its name and any contract or purchase order shall be styled accordingly. All net revenue of any kind, as revenue is defined in the Private Placement Memorandum, associated with the licensing or service of the Code shall be split as follows:

                          Owner                    15%
                          Sales Representative     85%





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         Owner shall remit the Sales Representative's portion within ten (10)
days after the receipt of said revenue.

5.3      AUDIT OF OWNER.

         Upon Sales Representative's request, Sales Representative or an agent or accounting firm chosen by Sales Representative shall be provided reasonable access during normal business hours to the records of Owner for purposes of audit of royalties due. Records sufficient to verify the revenue received, copies of product authorized to be made, shall be maintained by Owner and made available for audit.

5.4      AUDIT OF SALES REPRESENTATIVE.

         Upon Owner's request, Owner or an agent or accounting firm chosen by Owner shall be provided reasonable access during normal business hours to the records of Sales Representative for purposes of audit of royalties due.


                                   SECTION 6

                          AVAILABILITY OF ENHANCEMENTS

         Owner may from time to time offer enhancements, to the extent developed or acquired by Owner, to Sales Representative for inclusion in the Code and Documentation. If the parties agree on inclusion of any Enhancements, appropriate changes in the specifications and royalty provisions shall be set forth in a written amendment to this Agreement, and thereupon the Enhancements shall become part of the Code and Documentation for purposes of this Agreement.


                                   Section 7

                 LIMITED WARRANTY AND LIMITATIONS OF LIABILITY

7.1      OWNERSHIP AND AUTHORITY.

         Owner warrants that it is the exclusive owner of all U.S. copyrights in the Code and Documentation and that it has all rights necessary for the grant of the exclusive worldwide marketing rights granted by this Agreement.


7.2      CONFORMITY TO SPECIFICATIONS.

         Owner warrants that the Code and Documentation will, at the time of delivery, conform in all material respects to the specifications.





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                                   SECTION 8

                              OWNERSHIP AND RIGHTS

8.1      OWNERSHIP OF CODE BY OWNER.

         All Enhancements shall be owned by Owner. Owner shall own all U.S. and international copyrights in the Enhancements. Owner shall not own any interest in any programs that have a value and utility separate from the use of the Code and that, as a practical matter, may be priced and offered separately from the Code.

8.2      VESTING OF RIGHTS.

         Sales Representative agrees to assign, and upon creation of each Enhancement automatically assigns, to Owner, its successors and assigns, ownership of all U.S. and international copyrights in each and every Enhancement. From time to time upon Owner's request, Sales Representative and/or its personnel shall confirm such assignment by execution and delivery of such assignments, confirmations of assignment, or other written instruments as Owner may request. Owner, its successors and assigns, shall have the right to obtain and hold in its or their own name(s) all copyright registrations and other evidence of rights that may be available for Enhancements.

8.3      PATENT LICENSE.

         Sales Representative hereby grants to Owner, its successors and assigns, the royalty-free, worldwide non- exclusive right and license under any patents owned by Sales Representative, or with respect to which Sales Representative has a right to grant such rights and licenses, to the extent required by Owner to exploit the Enhancements and exercise its full rights in the Enhancements, including (without limitation) the right to make, use and sell products and services based on or incorporating such Enhancements.


                                   SECTION 9

                                   INVENTIONS

9.1      INVENTIONS DEFINED.

         An "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement, regardless of patentability, made solely or jointly by Sales Representative and/or Sales Representative's contract personnel, or jointly by Sales Representative and/or Owner during the term of this Agreement. Invention shall not mean any programs that have a value and utility separate from the use of the Code and that, as a practical matter, may be priced and offered separately from the Code.





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9.2      ASSIGNMENT OF INVENTIONS.

         Sales Representative assigns to Owner, all Inventions, together with any potential patent rights, and the same shall become and remain property of the Owner. Sales Representative shall make written disclosure to the Owner of any features or concepts that Sales Representative believes to be new or different. Under direction from the Owner, the Sales Representative agrees to assist with the filing, preparation or prosecution of any patent application or defense of any patent infringement.


                                   SECTION 10

                              MARKING OF PRODUCTS

         All Code and Documentation, including any Enhancements, shall be marked with Owner's copyright notice. All Products offered by Sales Representative shall display Owner's copyright notice, except that Sales Representative may mark with its own copyright notice and register any Derivative Works of the Code or Documentation prepared by Sales Representative, provided that appropriate identification is made in such notice and in such registrations of Owner's pre-existing works. The parties agree to cooperate in any such registration and to provide necessary information and prepare and deliver duly executed documents reasonably required in such regard.


                                   SECTION 11

                               TERM OF AGREEMENT

         The term of this Agreement shall commence on the date hereof and continue until this Agreement is terminated as provided for in Section 10 of the Limited Partnership Agreement of I.S.T. Partners, Ltd.


                                   SECTION 12

                                INDEMNIFICATION

12.1     OWNER INDEMNIFICATION.

         Owner agrees to and does hereby indemnify and hold harmless Sales Representative from any and all claims, demands or actions related to the Code or licensing of the Code or Documentation.

12.2     PROJECT INDEMNIFICATION.

         Owner agrees that if the aggregate capital accounts of I.S.T. Partners, Ltd. are not sufficient to complete any project or sales contract relating to the Code or Documentation, that





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Owner has the sole and exclusive obligation to meet any additional funding obligations to complete the project for sales contract. Sales Representative's inability to perform under this Agreement as a result of insufficient aggregate capital accounts of I.S.T. Partners, Ltd. shall not be considered a breach of this Agreement.

12.3     GENERAL PARTNER INDEMNIFICATION.

         Owner agrees to and does hereby indemnify and hold harmless the General Partner from any and all claims, demands or actions related to the Code or licensing of the Code or Documentation or for any errors in judgment, in the absence of gross negligence or willful misconduct as stated in the Limited Partnership Agreement.

12.4     CONDITIONS.

         The foregoing indemnities shall be contingent upon the party seeking to enforce the indemnity against the other party (1) giving written notice to the other party of any claim, demand or action for which indemnity is sought;
(2) fully cooperating in the defense or settlement of any such claim, demand or action; and (3) obtaining the prior written agreement of the indemnifying party to any settlement or proposal of settlement.


                                   SECTION 13

                                 MISCELLANEOUS

13.1     NO ASSERTION OF RIGHTS.

         It is expressly understood and agreed that, as between Owner and Sales Representative, all right, title and interest in and to the Code and Documentation and any other material furnished to Sales Representative under this Agreement vests solely and exclusively in the Owner, and Sales Representative shall neither derive nor assert any title or interest in or to such materials except for the rights of use or licenses granted under this Agreement.

13.2     INDEPENDENT CONTRACTOR STATUS.

         Sales Representative is an independent contractor under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between the parties hereto. Sales
Representative shall have no authority to enter into agreements of any kind on behalf of Owner and shall not have the power or authority to bind or obligate Owner in any manner to any third party.

13.3     NO CONFLICT OF INTEREST.

         Sales Representative represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements that would render it incapable of satisfactorily performing its obligations hereunder, or that would place it in a position of conflict of interest or be inconsistent with its obligations hereunder.





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13.4     COMPLIANCE WITH LAW.

         Sales Representative agrees that it shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

13.5     NO ASSIGNMENT.

         Sales Representative represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party and further agrees that it may not assign its rights or obligations under this Agreement without the proper written consent of Owner.

13.6     NOTICES.

         All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effected when deposited in the U.S. mail, postage prepaid and addressed to the appropriate party at the address noted above, unless by such notice a different address shall have been designated.

13.7     GOVERNING LAWS.

         All questions concerning the validity, operation, interpretation and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Texas.

13.8     NO WAIVER.

         Neither party shall have by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived or breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed or constitute a continuing waiver of such breach or other breaches in the name of other provisions of this Agreement.

13.9     FORCE MAJEURE.

         Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labor disputes and governmental demands of requirements.

13.10    SCOPE OF AGREEMENT; AMENDMENT.

         The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and other communications between the parties relating hereto. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below.


Owner

Integrated Security Systems, Inc.


------------------------------------------
Gerald K. Beckmann, President


Innovative Security Technologies, Inc.


------------------------------------------
Gerald K. Beckmann, President


Sales Representative

I.S.T. Partners, Ltd.


------------------------------------------
by Founders Equity Group, Inc., its General Partner
Thomas J. Spackman, Jr., Vice President





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